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                                                                 EXHIBIT 4.30(c)

                                                                  EXECUTION COPY

                THIRD AMENDMENT TO REGISTRATION RIGHTS AGREEMENT


     AMENDMENT (this "Amendment") dated as of June __, 2001, is by and between Verizon Communications Inc., a Delaware corporation formerly known as Bell Atlantic Corporation ("Verizon"), and NTL Incorporated, a Delaware corporation (the "Company"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Registration Rights Agreement referred to below.

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Verizon and the Company are Parties to a Registration Rights Agreement dated as of February 2, 2000, as amended as of November 30, 2000 and as of March 31, 2001 (the "Registration Rights Agreement");

     WHEREAS, the Parties to the Registration Rights Agreement desire to amend the Registration Rights Agreement to modify certain provisions;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Verizon and the Company hereby agree as follows:

1. Section 2.1(b) is hereby amended by adding at the end of the first sentence thereof, after the word "Statement", the words "as soon as reasonably practicable following receipt of written notice from Bell Atlantic pursuant to Section 2.1(c)." Section 2.1(b) is hereby further amended by deleting the words "by May 1, 2001" appearing in the second sentence thereof.
     Section 2.1(b) is hereby further amended by deleting the words "no later than July 1, 2001" appearing in the second sentence thereof and inserting in place thereof the words "as soon as reasonably practicable". Section 2.1(b) is hereby further amended by deleting the last sentence thereof in its entirety.

2. Section 2.1 is hereby amended by adding a new Section 2.1(c), which reads as follows:

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          "(c) Notwithstanding the provisions of Section 2.1(b), the obligation of the Company to use its best efforts to file or confidentiality submit the Exchangeable Registration Statement shall arise only if the Bell Atlantic has determined in good faith, and given to the Company written notice of such determination that such Exchangeable Registration Statement is then required as a result of: (i) the interpretation by the SEC of the Securities Act and/or the regulations promulgated thereunder; or (ii) any change in, or amendment to, the Securities Act and/or the regulations promulgated thereunder."

3. Section 2.1 is hereby amended by adding a new Section 2.1(d), which reads as follows:

          "(d) The Company hereby covenants that, during the period beginning on the date hereof and ending not earlier than May 31, 2002, it will timely file any and all reports required to be filed by it under the Securities Act and the Exchange Act or otherwise publicly provide such information as may be necessary for the Company to meet the requirements of paragraph (c) of Rule 144 so as to enable Verizon to resell Registerable Securities without registration under the Securities Act pursuant to the exemption provided by (i) Rule 145(d)(2) under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar Rule or Regulation hereafter adopted by the SEC."

4. As amended hereby, the Registration Rights Agreement is hereby ratified and confirmed to be in full force and effect.

5. This Amendment shall be governed, construed and enforced in accordance with the laws of New York applicable to contracts made and to be performed therein.

6. This Amendment may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


                           [Signature Page to Follow]



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 IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be duly executed as of the date first set forth above.


                                           Verizon Communications Inc.


                                           By:______________________________
                                               Name:
                                              Title:






                                           NTL Incorporated

                                           By:______________________________
                                               Name:
                                              Title: